As Filed with the Securities and Exchange Commission on May 18, 2011
Registration No. 333-140842

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT
NO. 14 TO
FORM S-11
FOR REGISTRATION
Under
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Governing Instruments)
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Trevor P. Bond
Corporate Property Associates 17 — Global Incorporated
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:

Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Sharon A. Kroupa, Esq. Brian J. O’Connor, Esq. Venable LLP 750 E. Pratt Street, Suite 900 Baltimore, Maryland 21202
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF CERTAIN SECURITIES
     In accordance with the undertakings given by the Registrant in the Registration Statement on Form S-11 filed on February 22, 2007 (Registration No. 333-140842), which became effective on November 2, 2007, the Registrant files this amendment to deregister (1) 46,042,300 shares of its Common Stock that remain unsold pursuant to the Registrant’s primary offering under the Registration Statement and (2) 44,002,908 shares of its Common Stock that remain unsold pursuant to the Registrant’s Distribution Reinvestment and Stock Purchase Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-effective Amendment No. 14 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on May 18, 2011.

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
By:	/s/ TREVOR P. BOND
Trevor P. Bond
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 14 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Capacity	Date

By:	*	Chairman of the Board	May 18, 2011

Wm. Polk Carey

By:	/s/ Trevor P. Bond Trevor P. Bond	Chief Executive Officer (Principal Executive Officer)	May 18, 2011

By:	* Marshall E. Blume	Independent Director	May 18, 2011

By:	* Elizabeth P. Munson	Independent Director	May 18, 2011

By:	* Richard J. Pinola	Independent Director	May 18, 2011

By:	* James D. Price	Independent Director	May 18, 2011

By:	/s/ Mark J. DeCesaris Mark J. DeCesaris	Chief Financial Officer (Principal Financial Officer)	May 18, 2011

By:	/s/ Thomas J. Ridings Jr. Thomas J. Ridings Jr.	Chief Accounting Officer (Principal Accounting Officer)	May 18, 2011
     By his or her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-effective Amendment No. 14 to the Registration Statement on behalf of the persons indicated.

/s/ SUSAN C. HYDE
* Attorney-in-fact

May 18, 2011